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                                                                     Exhibit 3.3


                                      BY-LAWS

                                         OF

                               CUMULUS HOLDINGS, INC.



                                ARTICLE I.  OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Illinois shall be located at 875 North Michigan Avenue, Suite 3650, Chicago, Illinois. The Corporation may also have offices at such other places, either within or without the State of Illinois, where the Corporation is qualified to do business, as the Board of Directors may designate or as the business of the Corporation may require.

     SECTION 2. REGISTERED OFFICE. The registered office of the Corporation which is required by The Business Corporation Act to be maintained in the State of Illinois may be, but need not be, identical with the principal office of the Corporation in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.

                        ARTICLE II.  SHAREHOLDERS' MEETINGS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation shall be held within seventy-five (75) days after the close of the preceding fiscal year, for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the election of Directors is not held on the day designated herein for the annual meeting of the shareholders, or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, the Board of Directors, or the holder or holders of not less than one-fifth (1/5) of all of the outstanding shares of the Corporation.

     SECTION 3. PLACE OF MEETING. The annual meeting of the shareholders, and any special meeting of the shareholders called by the Board of Directors, shall be held at such place, either within or without the State of Illinois, as the Board of Directors may designate. If no designation is made, or if a special meeting of the shareholders is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Illinois; but any meeting of the shareholders may be adjourned to reconvene at the place designated by vote of a majority of the shares represented at such meeting.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice of all meetings of the shareholders shall be delivered to each shareholder of record, either personally or by mail to the



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shareholder at his address as it appears on the stock transfer books of the
Corporation, by or at the direction of the President, the Secretary, or the person or persons calling such meeting. If notice is delivered by mail, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid.

     SECTION 5. TIME AND CONTENTS OF NOTICE. Notice of any meeting of the shareholders shall be delivered not less than 10 nor more than 40 days prior to the date of the meeting, or in the case of a merger or consolidation, not less than 20 nor more than 40 days prior to the date of the meeting. The notice shall state the place, date, and time of the meeting and, if it is a special meeting, the notice shall also state the purpose or purposes for which the meeting is called. If the purpose of the meeting, or one of its purposes, is to consider a proposed reduction of stated capital without amendment to the Articles of Incorporation, or voluntary dissolution or revocation of a voluntary dissolution by act of the Corporation, or a proposed disposition of all (or substantially all) of the assets of the Corporation outside of the ordinary course of business, the notice of the meeting shall state such purpose. If the purpose of the meeting, or one of its purposes, is to consider a proposed amendment to the Articles of Incorporation, the notice shall set forth the proposed amendment or a summary of the changes to be effected thereby; and if the purpose of the meeting, or one of its purposes, is to consider a proposed merger or consolidation, a copy or a summary of the plan of merger or plan of consolidation, as the case may be, shall be included in or enclosed with the notice of the meeting.

     SECTION 6. QUORUM. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, however, that if less than a majority of the outstanding shares of each class are represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of a majority of the shares of each class represented at the meeting shall be the act of the shareholders, unless the vote of a greater number is required by The Business Corporation Act, the Articles of Incorporation, or these By-Laws.

     SECTION 7. CLOSING OF STOCK TRANSFER BOOK OR FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders, or the shareholders entitled to receive payment of any dividend, or in order to make a determination of the shareholders for any other purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period not exceeding 60 days.
If the stock transfer books are closed for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of the shareholders, such books shall be closed not less than 10 days, or in the case of a merger or consolidation, not less than 20 days, prior to the date of the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix a date in advance as the record date for any such determination of shareholders, provided that such date is not more than 60 days and, in the case of a meeting of the shareholders, not less than 10 days (or in the case of a merger or consolidation, not less than 20 days), prior to the date of the meeting. If the stock transfer books of the Corporation are not closed and no record date is fixed by the Board of Directors for a determination of the shareholders entitled to notice of or to vote


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at any meeting of the shareholders, or for a determination of the shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     SECTION 8. VOTING LISTS. Not less than ten (10) days prior to the date of each meeting of the shareholders, the officer having charge of the stock transfer books of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, which shall be arranged in alphabetical order, with the address and number of shares held by each shareholder, and shall be kept on file at the principal office of the Corporation for inspection by any shareholder at any time during usual business hours. The voting list shall also be produced and kept open at the meeting of the shareholders and shall be subject to inspection by any shareholder at any time during the meeting. The stock transfer books of the Corporation shall be prima facie evidence of the shareholders entitled to examine the voting list, or the stock transfer books, or to vote at the meeting of the shareholders. Notwithstanding anything to the contrary contained herein, the failure to prepare or to make available a list of shareholders as provided in this Section shall not affect the validity of any action otherwise properly taken at the meeting of the shareholders.

     SECTION 9. VOTING OF SHARES. Subject to Section 11 of this Article, each outstanding share of the Corporation, regardless of class, shall be entitled to one (1) vote upon each matter submitted to a vote at any meeting of the shareholders.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of the Corporation standing in the name of another corporation, whether domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may provide or, in the absence of any such provision, as the board of directors of such corporation may determine; and any shares voted by an officer, agent, or proxy of such corporation shall be presumed to be voted with due authority in the absence of express notice to the contrary given in writing to the Secretary or other officer of the Corporation.

     Shares of the Corporation standing in the name of a deceased person, a minor, or an incompetent, may be voted by such person's administrator, executor, guardian, or conservator, as the case may be, either in person or by proxy, without the necessity to transfer such shares into the name of such fiduciary, provided that such fiduciary files proper evidence of his incumbency or office with the Secretary of the Corporation. Shares standing in the name of a trustee may be voted by him either in person or by proxy.

     Shares of the Corporation which have been pledged by a shareholder shall continue to be voted by him until such shares have been transferred into the name of the pledgee.

     Shares of the Corporation belonging to the Corporation itself shall not be voted, directly or indirectly, at any meeting of the shareholders and shall not be considered in determining the total number of outstanding shares at any given time.


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     SECTION 11.  CUMULATIVE VOTING.  In all elections for Directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected, or he may cumulate his shares and give one candidate as many votes as the number of Directors to be elected multiplied by the number of his shares shall equal, or he may distribute his shares on the same principle among as many candidates as he may determine.

     SECTION 12. PROXIES. A shareholder may vote at any meeting of the shareholders by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, which shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 13. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder under The Business Corporation Act, the Articles of Incorporation, or these By-Laws, a waiver thereof in writing by the shareholder entitled to such notice, signed at any time before or after the time of the meeting, shall be deemed equivalent to the giving of such notice.

     SECTION 14. INFORMAL ACTION BY SHAREHOLDERS. Any action required by The Business Corporation Act, the Articles of Incorporation, or these By-Laws to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any document filed with the Secretary of State under The Business Corporation Act.

                          ARTICLE III.  BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. Subject to any limitations imposed by The Business Corporation Act, the Articles of Incorporation, or these By-Laws, the business and affairs of the Corporation shall be managed by its Board of Directors.

     SECTION 2. NUMBER, TENURE, AND QUALIFICATIONS. The number of Directors of the Corporation shall be five (5). The number of Directors may be increased or decreased from time to time by amendment to these By-Laws, but no decrease shall have the effect of reducing the term of any incumbent Director. Each Director shall hold office until the next succeeding annual meeting of the shareholders or until his successor has been elected and qualified. Directors need not be residents of the State of Illinois or shareholders of the Corporation.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide by resolution for the


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holding of additional regular meetings of the Board of Directors, either within or without the State of Illinois, without other notice than such resolution.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President of the Corporation or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 5. NOTICE. Notice of any special meeting of the Board of Directors shall be given orally, in writing, or by telegram not less than seventy-two (72) hours prior to the time of such meeting. If written notice is given, such notice shall be deemed to be given upon the personal delivery of such notice or upon the deposit of such notice in the United States mail, postage prepaid, addressed to the Director at his business address. If notice by telegram is given, such notice shall be deemed to be given when delivered to the telegraph company for transmission to the Director at his business address. Whenever any notice is required to be given to any Director of the Corporation under The Business Corporation Act, the Articles of Incorporation, or these By-Laws, a waiver thereof in writing by the Director entitled to such notice, signed at any time before or after the time of meeting, shall be deemed equivalent to the giving of such notice. The attendance of a Director at any meeting of the Board of Directors shall constitute a waiver of notice of the meeting, except where a Director attends for the express purpose of objecting to the transaction of any business at the meeting on the grounds that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

     SECTION 6. QUORUM. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that if less than a majority of such number of Directors are present, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     SECTION 7. MAJORITY ACTION. The act of a majority of the Directors present at a meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors (unless the act of a greater number of Directors is required by the Articles of Incorporation or by these By-Laws). A Director of the Corporation who is present at a meeting of the Board of Directors at which action is taken shall be conclusively presumed to have assented to the action so taken unless his dissent to such action is entered in the minutes of the meeting, or he files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or he forwards his dissent, by registered or certified mail, to the Secretary of the Corporation not later than two (2) days after the adjournment of the meeting. This right to dissent may not be exercised by any Director who voted in favor of such action.


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     SECTION 8.  VACANCIES.  Any vacancy occurring in the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, shall be filled by election at the annual meeting of the shareholders or at a special meeting of the shareholders called for such purpose. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office and until his successor is elected and qualified.

     SECTION 9. COMPENSATION. By resolution adopted by the affirmative vote of a majority of the Directors then in office, and regardless of the personal interest of any Director, the Board of Directors may establish reasonable compensation of all Directors for services rendered to the Corporation as Directors, officers, or otherwise. By a like resolution, the Board of Directors may authorize the payment to all Directors of their respective expenses, if any, reasonably incurred in attending any regular or special meeting of the Board of Directors.

     SECTION 10. COMMITTEES. By resolution adopted by the affirmative vote of a majority of Directors then in office, the Board of Directors may designate one or more committees, each committee to consist of two or more Directors elected by the Board of Directors, which, to the extent provided in such resolution (as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote) shall have and may exercise (when the Board of Directors is not in session) all of the authority and powers of the Board of Directors in the management of the business and affairs of the Corporation (provided, however, that no such committee shall have or exercise the authority or powers of the Board of Directors with respect to the following: amending the articles of incorporation; adopting a plan of merger or adopting a plan of consolidation with another corporation or corporations; recommending to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the assets of the Corporation if not made in the usual and regular course of its business; recommending to the shareholders a voluntary of dissolution of the Corporation or a revocation thereof; amending, altering, or repealing these By-Laws; electing or removing officers of the Corporation or members of any committee created pursuant to this Section; declaring dividends; or amending, altering, or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amended, altered, or repealed by any committee created pursuant to this Section). The Board of Directors may elect one or more of its members as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee upon request by the President of the Corporation or the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports of its activities to the Board of Directors as the Board of Directors may request.

     SECTION 11. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he is or was a Director, officer, or employee of the Corporation, against any costs or expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding, if (i) he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to,


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the best interests of the Corporation and if (ii) with respect to any criminal action or proceeding, he did not have reasonable cause to believe that his conduct was unlawful; provided, however, that no indemnification shall be made with respect to any claim, issue, or matter arising from any action by or in the name of the Corporation with respect to which the person is adjudged liable for negligence or misconduct in the performance of his duty to the Corporation (unless, and only to the extent that, the court in which such action was brought determines, upon application, that despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs and expenses which the court shall deem proper). The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, did have reasonable cause to believe that his conduct was unlawful.

     To the extent that a Director, officer, or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which this Section is applicable, or in defense of any claim, issue, or matter therein, he shall be indemnified against the costs and expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     Unless ordered by a court, any indemnification under this Section shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, or employee is proper under the circumstances because he has met the applicable standard of conduct set forth herein. This determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion to the Board of Directors, or (iii) by the shareholders of the Corporation.

     SECTION 12. INFORMAL ACTION BY DIRECTORS. Any action required by The Business Corporation Act, the Articles of Incorporation, or these By-Laws to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of all of the members of the Board of Directors, and may be stated as such in any document filed with the Secretary of State under The Business Corporation Act.

                               ARTICLE IV.  OFFICERS

     SECTION 1. PRINCIPAL OFFICERS. The principal officers of the Corporation may include a Chairman of the Board, a Vice Chairman, a President, one or more Vice-Presidents (the number of which shall be determined by the Board of Directors), a Secretary, and a Treasurer, each of



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whom shall be elected by the Board of Directors.  The Board of Directors may
elect or appoint such other officers and assistant officers as may be deemed necessary or desirable. One person may hold any two or more offices, with the exception that the same person shall not hold the offices of President and Secretary.

     SECTION 2. ELECTION AND TERM OF OFFICE. Subject to Section 4, below, the officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders; and each officer shall hold office until his successor is elected and qualified or until his death or his resignation or removal in the manner provided in Section III, below. If the election of officers is not held at such regular meeting of the Board of Directors, the election shall be held as soon thereafter as may be convenient. Election or appointment of an officer shall not of itself create any contract rights.

     SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, or the person so removed. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary of the Corporation. The resignation shall take effect on the date of receipt of the notice of resignation or at any later time specified therein; and unless the notice of resignation specifies otherwise, the resignation shall become effective without the necessity of acceptance by the Board of Directors.

     SECTION 4. VACANCIES. If any office becomes vacant by reason of the death, resignation, or removal of the incumbent, the Board of Directors shall elect a successor who shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified.

     SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign certificates for shares of the Corporation's capital stock and deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Corporation's regular business or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the Board of Directors from time to time. Except as otherwise provided by the The Business Corporation Act or the Board of Directors, the Chairman of the Board may authorize any President, Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.

     SECTION 6. THE VICE CHAIRMAN. The Vice Chairman shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors.


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In the absence of the Chairman of the Board or in the event of his death, inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. He shall perform such other duties as may be prescribed from time to time by the Chairman of the Board or the Board of Directors.

     SECTION 7. PRESIDENT. The President shall be the chief executive officer of the Corporation. The President may sign certificates for shares of the Corporation's capital stock and deeds, mortgages, bonds, contracts, or other instruments necessary or proper to be executed in the course of the Corporation's regular business or which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. Except as otherwise provided by the The Business Corporation Act or the Board of Directors, the President may authorize any Vice-President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.

     SECTION 8. THE VICE-PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President, if one has been elected (or in the event that there is more than one Vice-President, the Vice-Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign certificates for shares of the Corporation's capital stock, the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.

     SECTION 9. THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by the The Business Corporation Act; (c) be custodian of the corporate records and of any seal of the Corporation and, if there is a seal of the Corporation, see that it is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder or delegate that responsibility to a stock transfer agent approved by the Board of Directors; (f) sign, with the Chairman of the Board, the President or a Vice-President, certificates for shares of the Corporation's capital stock, the issuance of which has been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors.


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     SECTION 10.  THE CHIEF FINANCIAL OFFICER AND TREASURER.  The Chief
Financial Officer and Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall require.

     SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board, the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board or the Board of Directors.

     SECTION 12. SALARIES. The salaries of officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he is also a Director of the Corporation.

                 ARTICLE V.  CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     SECTION 1. CONTRACTS AND INSTRUMENTS. The Board of Directors may authorize any officer or officers of the Corporation to enter into any contract or agreement, and to execute and deliver any agreement, document, or instrument, in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

     SECTION 2. LOANS. No loan shall be made on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by resolution of the Board of Directors; and such authorization may be general or confined to specific instances.

     SECTION 3. CHECKS AND DRAFTS. All checks, drafts, and other orders for the payment of money, and all promissory notes and other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers and in such manner as shall be determined by resolution of the Board of Directors.


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     SECTION 4.  DEPOSITS.  All funds and monies of the Corporation shall be deposited in the name of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select or as the Board of Directors may authorize any officer or officers to select.

              ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President, and by the Secretary or Assistant Secretary, and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and post office address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation only by the holder of record thereof, or by his legal representative or his attorney so authorized by a duly executed power-of-attorney filed with the Secretary of the Corporation, upon surrender for cancellation of the certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all of the rights and powers of the owner of such shares. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if there were on or with the certificate the necessary endorsements and if the Corporation had no duty to inquire into adverse claims or had discharged any such duty. The Corporation may require reasonable assurance that the endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by the Board of Directors.

                              ARTICLE VII.  AMENDMENTS

     SECTION 1. AMENDMENT BY DIRECTORS. These By-Laws may be altered, amended, or repealed, and new By-Laws may be adopted in whole or in part by the Board of Directors, notwithstanding the fact that these By-Laws may have been adopted by the subscribers or by the shareholders of the Corporation.

     SECTION 2. IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders of the Corporation by the affirmative vote of the holders of the majority of the outstanding shares of each class of the Corporation, or by the Board of Directors, shall be given the same effect as



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though these By-Laws had been temporarily amended so far as is necessary to permit the specific action so taken or authorized.




































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